Exhibit 10.69

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2017 OMNIBUS INCENTIVE PLAN
TABLE OF CONTENTS

Section 1.	Purpose; Effect on Prior Plan		2		(c)	Adjustment of Awards Upon the
	(a)	Purpose	2			Occurrence of Certain Unusual or
						Nonrecurring Events	18
Section 2.	Definitions		2		(d)	Amendment to Conform to Law	18
					(e)	Awards Previously Granted	18
Section 3.	Administration		6		(f)	Correction of Defects, Omissions and
	(a)	Power and Authority of the Committee	6			Inconsistencies	18
	(b)	Delegation	7
	(c)	Power and Authority of the Board	7	Section 8.	Change in Control		19
	(d)	Indemnification	7		(a)	Vesting Upon a Change in Control	19
					(b)	Replacement Award	20
Section 4.	Shares Available for Awards		7
	(a)	Shares Available	7	Section 9.	Income Tax Withholding		21
	(b)	Counting Shares	8
	(c)	Adjustments	9	Section 10.	Clawback or Recoupment		22
	(d)	Award Limitations under the Plan	9
				Section 11.	General Provisions		22
Section 5.	Eligibility		10		(a)	No Rights to Awards	22
					(b)	Award Agreements	22
Section 6.	Awards		10		(c)	Plan Provisions Control	22
	(a)	Options	10		(d)	No Rights of Stockholders	22
	(b)	Stock Appreciation Rights	12		(e)	No Limit on Other Compensation Plans
	(c)	Restricted Stock and Restricted Stock Units	12			or Arrangements	22
	(d)	Performance Awards	13		(f)	No Right to Employment or Directorship	22
	(e)	Awards of Qualified Performance-			(g)	Governing Law	23
		Based Compensation	13		(h)	Severability	23
	(f)	Dividend Equivalents; Dividends	14		(i)	No Trust or Fund Created	23
	(g)	Stock Awards	15		(j)	Other Benefits	23
	(h)	Other Stock-Based Awards	15		(k)	No Fractional Shares	23
	(i)	Cash Awards	15		(l)	Headings	23
	(j)	General Provisions Relating to Awards	15
				Section 12.	Effective Date of the Plan		23
Section 7.	Amendment and Termination		17
	(a)	Amendment and Termination of the Plan	17	Section 13.	Term of the Plan		24
	(b)	Amendments to Awards and Award
		Agreements	18

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2017 OMNIBUS INCENTIVE PLAN
Section 1.Purpose; Effect on Prior Plan
(a)Purpose
The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.
Section 2.Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” shall mean  any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company, as determined by the Committee.
(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award (including Performance-Based Compensation), Dividend Equivalent, Stock Award, Other Stock-Based Award or Cash Award granted under the Plan.
(c)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 10(b).
(d)“Board” shall mean the Board of Directors of the Company.
(e)“Cash Award” shall mean any right granted under Section 6(h) of the Plan
(f)“Cause” shall mean:
(i)the continued failure by a Participant to substantially perform Participant’s duties with the Company or any Affiliate (other than any such failure resulting from the Participant’s Disability) after a demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, and the Participant has failed to resume substantial performance of the Participant’s duties on a continuous basis;
(ii)gross and willful misconduct during the course of employment (regardless of whether the misconduct occurs on the Company’s premises), including, without limitation, theft, assault, battery, malicious destruction of property, arson, sabotage, embezzlement, harassment, acts or omissions which violate the Company’s rules or policies (such as breaches of confidentiality), or other conduct which demonstrates a willful or reckless disregard of the interests of the Company or its Affiliates; or
(iii)Participant’s conviction of a felony.
(g)“Change in Control” shall mean any one of the following:
(i)An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control: (A) any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company; (B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan; (C) or any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of more than

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50% of the Company’s Voting Securities. If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.
(ii)Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board for any reason other than death, retirement or disability of one or more Continuing Directors.
(iii)The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, (i) all or substantially all of the Persons who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, at least 60% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities, or (ii) at least 60% of the directors of the surviving or acquiring entity (or its Parent) are Continuing Directors.
(iv)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(g) unless the event also constitutes a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A. Further, an Award Agreement may provide that the definition of Change in Control shall be limited to events described in this Section 2(g) that also constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, in each case as defined under Section 409A, or an Award Agreement may explicitly provide a different definition of Change in Control in which case the definition in the Award Agreement will govern.
(h)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(i)“Committee” shall mean the Compensation Committee of the Board or any such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b‑3 (but never less than two Directors), and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b‑3, an “outside director” within the meaning of Section 162(m), and an independent director within the meaning of the rules and regulations of the NASDAQ Stock Market, including the requirements under Nasdaq Rule 5605(d) for compensation committee members.
(j)“Company” shall mean Expeditors International of Washington, Inc., a Washington corporation, or any successor corporation.
(k)“Continuing Director” means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding for purposes of this clause (B) any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest or actual or threatened solicitation of proxies by or on behalf of a Person other than the Board.

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(l)“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, statutory share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.
(m)“Covered Employee” shall mean an Eligible Person who is, or who the Committee reasonably expects may become, a covered employee within the meaning of Section 162(m).
(n)“Date of Grant” shall mean the date on which the Committee approves the grant of an award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(o)“Director” shall mean a member of the Board.
(p)“Disability” shall mean (except as otherwise provided in an Award Agreement) qualifying for and receiving disability benefits under the Company’s long-term disability programs as in effect from time to time.
(q)“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
(r)“Effective Date” shall mean the date on which the stockholders of the Company approve the Plan.
(s)“Eligible Person” shall mean any employee, officer, non-employee Director, consultant or advisor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person, or any such person to whom an offer of employment or engagement with the Company or any Affiliate is extended. Notwithstanding the foregoing, a consultant or advisor is considered an Eligible Person only if (i) they are natural persons, (ii) they provide bonafide services to the Company and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.
(t)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(u)“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
(v)“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, the Fair Market Value of one Share as of a given date shall mean (a) if the Shares are readily tradable on an established securities market (as determined under Section 409A), the price of one Share shall be the closing sales price for a Share on the principal securities market on which it trades on the day immediately preceding the date for which the fair market value is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in the Wall Street Journal or comparable reporting service; or (b) if the Shares are not readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, as a result of a reasonable application of a reasonable valuation method that satisfies the requirements of Section 409A.
(w)“Full Value Award” shall mean an Award other than an Option or Stock Appreciation Right.
(x)“Good Reason” shall have the meaning ascribed to it in the applicable Award Agreement.
(y)“Incentive Stock Option” shall mean an option granted under Section 6(a)(v) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
(z)“Nonemployee Director” shall mean a Director who is not an employee of the Company or any Affiliate.

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(aa)“Nonqualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
(ab)“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option to purchase Shares of the Company.
(ac)“Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.
(ad)“Participant” shall mean an Eligible Person who is granted an Award under the Plan, provided, however, that with respect to an Award to an Eligible Person to whom an offer of employment or engagement with the Company or an Affiliate has been extended, the Award will become effective, and the Eligible Person will become a Participant, only upon such Eligible Person’s commencement of employment or service with the Company or an Affiliate.
(ae)“Performance Award” shall mean any right granted under Section 6(d) of the Plan.
(af)“Performance Goals” shall mean, for purposes of Section 6(d)(i) of the Plan, performance goals based on one or more of the following performance criteria, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: (a) revenues (net or gross); (b) profit (including net profit, pre-tax profit, gross profit, operating profit, economic profit or other corporate profit measures); (c) earnings (including earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (basic or diluted), book value per share or other corporate earnings measures); (d) income (including net income (before or after taxes), operating income or other corporate income measures); (e) cash (including cash flow, free cash flow or operating cash flow, net cash provided by operations, cash flow in excess of cost of capital or other cash measures); (f) return measures (including return on assets (gross or net), return on equity, return on investment, return on invested capital, return on operating capital, return on capital employed, return on sales, and cash flow return on assets, capital, investments, equity or sales); (g) operating margin or profit margin; (h) contribution margin (gross or by business unit); (i) market capitalization or total enterprise value, alone or as a multiple of revenue or earnings; (j) price/earnings multiple; (k) stock price or performance; (l) total stockholder return; (m) working capital; (n) sales (including adjustments for commissions); (o) accounts receivable or days sales outstanding; (p) volume growth; (q) expenses (including operating or administrative expense in the absolute or as a percent of revenue, expense management, expense ratio, expense efficiency ratios, expense reduction measures or other expense measures); (r) operating efficiency or productivity measures or ratios; (s) safety measures; (t) dividend payout levels; (u) internal rate of return or increase in net present value; and (v) strategic business criteria consisting of one or more goals regarding, among other things, implementation or completion of critical projects or processes, acquisitions and divestitures, customer satisfaction, employee satisfaction, safety standards, strategic plan development and implementation, and agency ratings of financial strength.
(ag)“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.
(ah)“Plan” shall mean this Expeditors International of Washington, Inc. 2017 Omnibus Incentive Plan, as amended from time to time.
(ai)“Qualified Performance-Based Compensation” means an Award to a Covered Employee that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and Treas. Reg. Section 1.162-27(e).
(aj)“Qualifying Termination” means an involuntary termination of employment, other than due to death, disability or Cause, or a voluntary termination with Good Reason
(ak)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
(al)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
(am)“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

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(an)“Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.
(ao)“Section 409A” shall mean Section 409A of the Code, or any successor provision, and Treasury Regulations and other applicable guidance thereunder.
(ap)“Share” or “Shares” shall mean a share or shares of common stock, $.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
(aq)“Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code and applicable regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.
(ar)“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
(as)“Stock Award” shall mean any Share granted under Section 6(f) of the Plan.
(at)“Subsidiary” shall mean a “subsidiary corporation”, as defined in Code Section 424(f), of the Company.

Section 3.Administration

(a)Power and Authority of the Committee
The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to vesting conditions, the forfeiture of any Award, and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise permitted in connection with an event as provided under Section 4(c) hereof or in connection with a Change in Control, the Committee shall not, without stockholder approval, (1) reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and exchange for cash or another Award, a replacement grant, or any other means, (2) authorize the Company to repurchase Options for cash from a Participant if the current Fair Market Value of the Shares underlying the Options is lower than the exercise price per share of the Options, or (3) authorize the Company to repurchase Stock Appreciation Rights for cash from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Rights is lower than the grant date per Share of the Stock Appreciation Rights; (vi) accelerate the exercisability of any Award or waive any restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee, subject to the requirements of Section 409A; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special

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rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.
(b)Delegation
The Board may also delegate the Committee’s powers and duties under the Plan to one or more senior executive officers (including a Director who is also a senior executive officer of the Company) or another committee of Directors, subject to such terms, conditions and limitations as the Board may establish in its sole discretion; provided, however, that the Board shall not delegate the Committee’s powers and duties under the Plan to a senior executive officer (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act, or (ii) in such manner as would cause the Plan not to comply with the requirements of Section 162(m). The Committee shall be permitted to delegate responsibility for performing certain ministerial functions under the Plan to any appropriate officer or employee of the Company. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Board’s or Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
(c)Power and Authority of the Board
Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b‑3, Section 162(m), applicable corporate law or stock exchange listing rules.
(d)Indemnification
To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Board or the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.
Section 4.Shares Available for Awards

(a)Shares Available
Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 2,500,000 Shares. The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards granted under the Plan in accordance with the Share counting rules described in Section 4(b) below.

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Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares.
(b)Counting Shares
For purposes of this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the Date of Grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Where the number of Shares subject to an Award is variable on the Date of Grant, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award. Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
(i)Shares Added Back to Reserve
. Subject to the limitations in (ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including Shares covered by an Award that is settled in cash), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.
(ii)Shares Not Added Back to Reserve
. Notwithstanding anything to the contrary contained in this Section 4, including Section 4(b)(i) above, the following Shares shall not be added to the Shares authorized for grant under Section 4(a) and will not be available for future grants of Awards under the Plan: (A) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option under the Plan; (B) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award under the Plan; (C) Shares subject to a Stock Appreciation Right under the Plan that are not issued in connection with the stock settlement on exercise thereof; or (D) Shares purchased on the open market with the cash proceeds from the exercise of Options under the Plan.
(iii)Cash-Only Awards
Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(iv)Substitute Awards Relating to Acquired Entities
Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(v)Effect of Plans Operated by Acquired Companies
If a Company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be

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used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Persons prior to such acquisition or combination.
(c)Adjustments
. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Sections 4(a) and 4(d) shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefor. In the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Sections 4(a) and 4(d) shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award. Action by the Committee pursuant to this Section 4(c) may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Committee determines to be equitable.
(d)Award Limitations under the Plan

(i)Section 162(m) Limitation for Options and Stock Appreciation Rights
The maximum aggregate number of Shares that may subject to Options and/or Stock Appreciation Rights that are granted during any calendar year to any Participant shall not exceed 300,000 Shares, subject to adjustment as provided in Section 4(c) of the Plan (for avoidance of the doubt, this limit applies, in the aggregate, to all Awards subject to this paragraph (i)).
(ii)Section 162(m) Limitation for Full Value Awards Denominated in Shares
The maximum aggregate number of Shares that may be the subject of Full Value Awards intended to be Qualified Performance-Based Compensation that are denominated in Shares or Share equivalents that may be granted to any Participant during any calendar year shall not exceed 300,000 Shares, subject to adjustment as provided in Section 4(c) of the Plan.
(iii)Section 162(m) Limitation on Cash-Based or Cash-Denominated Awards
The maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Awards, Cash-Based Awards or any other Awards that are payable or denominated in cash, in each case that are Qualified Performance-Based Compensation, shall be $6,000,000 determined as of

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the date of payout (for avoidance of doubt, this limit applies in the aggregate, to all forms of Awards subject to this paragraph (iii)). To the extent that any form of Award subject to this paragraph (iii) is to be settled in Shares, either pursuant to the discretion of the Committee or an election by the applicable Participant, compliance with the limit established by this paragraph (iii) shall be determined by calculating the dollar value of the Shares to be issued in settlement based on the Fair Market Value of such Shares as of the applicable vesting date.
(iv)Awards not Intended to Constitute Qualified Performance-Based Compensation
Notwithstanding the Award limitations set forth in this Section 4(d)(ii), (iii) and (iii) or any other provision to the contrary (“Award Limits”), if the Committee determines that it is advisable to grant Awards (other than Options and Stock Appreciation Rights) that are not intended to constitute Qualified Performance-Based Compensation, the Committee may grant such Awards in excess of the Award Limits.
(v)Limitation on Awards to Nonemployee Directors
Equity-based Awards granted to Nonemployee Directors shall be subject to the following limitations:
(A)Subject to paragraphs (B) below, the maximum aggregate grant date “fair value” of equity-based Awards granted to any Nonemployee Director during any calendar year shall not exceed $600,000, with fair value determined under applicable financial accounting standards (“Annual Nonemployee Director Award Limit”).
(B)The Annual Nonemployee Director Award Limit shall be increased to $800,000 for any Nonemployee Director who serves as Chairman of the Board.
The foregoing limit shall not apply to any Award made pursuant to any election by a Nonemployee Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees that otherwise would be paid in cash.
Section 5.Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full‑time or part‑time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a Subsidiary.
Section 6.Awards

(a)Options
The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions (including performance-based vesting conditions) not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)Type and Exercise Price
The Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, provided, however, the Committee may designate a purchase price below Fair Market Value

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on the Date of Grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.
(ii)Option Term
The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the Date of Grant. Notwithstanding the foregoing, the Committee may provide in the terms of an Option (either at grant or by subsequent modification) that, to the extent consistent with Section 409A, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of not more than thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.
(iii)Time and Method of Exercise
The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares (actually or by attestation), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised on the date of exercise, over the exercise price of the Option for such Shares.
(iv)Incentive Stock Options
Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:
(A)The aggregate number of Shares that may be issued under all Incentive Stock Options under the Plan shall be 2,500,000 Shares.
(B)The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.
(C)All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.
(D)Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.
(E)The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates,

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the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.
(F)Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Nonqualified Stock Option.

(b)Stock Appreciation Rights
The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the Date of Grant of the Stock Appreciation Right; provided, however, the Committee may designate a grant price below Fair Market Value on the Date of Grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The term of each Stock Appreciation Right shall be fixed by the Committee but shall not be longer than 10 years from the Date of Grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right (including performance-based vesting conditions) as it may deem appropriate.
(c)Restricted Stock and Restricted Stock Units
The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions (including performance-based vesting conditions) not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(f).
(ii)Issuance and Delivery of Shares; Settlement of Restricted Stock Units. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, except in the case of a Restricted Stock Unit Award that provides for immediate vesting and payment with respect to such Award, no Shares shall be issued at the time such Awards are granted. Following the lapse or waiver of restrictions and the

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restricted period relating to Restricted Stock Units, settlement of the Award and payment to the Participant shall be made: (A) in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares, as determined by the Committee or otherwise set forth in the Award Agreement, (B) at such time or times as determined by the Committee or otherwise set forth in the Award Agreement or, if applicable, at the time designated in a Participant’s timely and properly executed deferral election (made in accordance with all requirements of Section 409A), to the extent that the Committee permits such an election with respect to the Restricted Stock Units.. If the Restricted Stock Unit is not by its terms exempt from the requirement of Section 409A, then the Award Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Section 409A.
(iii)Forfeiture
Except as otherwise determined by the Committee or as provided in the Award Agreement, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company.
(d)Performance Awards
The Committee is hereby authorized to grant Performance Awards to Eligible Persons if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. Performance Awards may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property. In connection with any such Award, the Committee shall determine the extent to which the performance goals have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(f).
(e)Awards of Qualified Performance-Based Compensation
If the Committee determines at the time a Full Value Award is granted to a Participant that such Participant is, or may likely be, a Covered Employee as of the end of the tax year in which the Company ordinarily would claim a tax deduction in connection with such Award, then the Committee may provide that this Section 6(d)(i) will be applicable to such Award, and such Award shall be considered Qualified Performance-Based Compensation. With respect to such Performance Awards, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(f). Such Performance Awards shall be conditioned, to the extent required by Section 162(m), solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), including the following requirements:
(i)Such Performance Awards shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, a Business Unit, or a division of the Company, an Affiliate, or a Business Unit, or may be applied to the performance of the Company

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relative to a market index, a group of other companies, some other external measurement index such as gross domestic product, or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). To the extent required under Section 162(m), the terms of the objective performance factors must preclude discretion to increase an amount paid in connection with an Award, but may permit discretion to reduce such amount if and to the extent such discretion is expressly provided in the applicable Award Agreement.
(ii)For each such Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period, or, if the performance period is less than one year, on or before the date on which 25% of the performance period has elapsed, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the performance factors. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a Performance Measure be considered to be pre‑established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Measure is established) has elapsed.
(iii)Following the close of each performance period and prior to payment of compensation to a Participant with respect to each such Performance Award, the Committee shall certify in writing that the applicable Performance Goals upon which any payment of compensation to a Participant for that performance period are to be based, were, in fact, achieved or satisfied.
(iv)Unless otherwise specified in an Award Agreement and where applicable, all Performance Goals referencing accounting terms shall be interpreted, and all accounting determinations shall be made, in accordance with generally accepted accounting principles. Each of the Performance Goals shall be subject to certification by the Committee. The Committee may provide in any Award Agreement evidencing an Award that is intended to constitute Qualified Performance-Based Compensation that any evaluation of performance may include or exclude the effect, if any, on reported financial results of any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) reorganizations, (4) acquisitions, (5) divestitures, (6) restructurings, (7) discontinued operations, (8) early extinguishment of debt, gains and losses that are treated under Accounting Standards Codification Topic 225 as unusual in nature or that occur infrequently, (9) severance payments, contract termination and other costs related to exiting certain business activities; (10) changes in tax law, accounting principles or other such laws, rules or provisions affecting reported financial results; and (11) foreign exchange gains and losses.
Nothing contained herein precludes the Committee from granting to Covered Employees Awards (including Awards with performance conditions) that do not qualify for tax deductibility under Section 162(m.
(f)Dividend Equivalents; Dividends
The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding anything to the contrary herein, (i) the Committee may not grant Dividend Equivalents to Eligible Persons

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in connection with grants of Options or Stock Appreciation Rights, and (ii) no dividend or Dividend Equivalent payments shall be made to a Participant with respect to any Restricted Stock, Restricted Stock Unit, Performance Award or other Award unless and until all vesting conditions or restrictions relating to such Award (or portion thereof to which the dividend or Dividend Equivalent relates) have been satisfied. An Award Agreement may provide that Dividend Equivalents will continue to be awarded or credited with respect to outstanding Awards of Participants who have terminated employment or service with the Company and its Affiliates until such time as such Awards are settled or paid out pursuant to the terms of the Award Agreement (and any timely deferral election, to the extent permitted).
(g)Stock Awards
The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.
(h)Other Stock-Based Awards
The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. No Award issued under this Section 6(g) shall contain a purchase right or an option-like feature.
(i)Cash Awards
The Committee is hereby authorized to grant to Eligible Persons cash awards that are not denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares.
(j)General Provisions Relating to Awards

(i)Consideration for Awards
Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee or required by applicable law.
(ii)Awards May Be Granted Separately or Together
Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(iii)Forms of Payment under Awards
Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments, or on a deferred basis (consistent with the requirements of Section 409A), in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of

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reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.
(iv)Limits on Transfer of Awards
Except as otherwise provided by the Committee in its discretion and subject to such additional terms and conditions as it determines, no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. The Committee may, however, provide in an Award Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order to the extent and in the manner determined by the Committee. If the Committee permits the transfer of an Award (other than fully vested and unrestricted Shares issued pursuant to any Award) other than by the laws of descent and distribution or pursuant to a domestic relations order, such transfer will be for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.
(v)Restrictions; Securities Exchange Listing
All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities of other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Committee to be applicable are satisfied.
(vi)Section 409A Provisions
Notwithstanding anything in the Plan or any Award Agreement to the contrary, the following rules will apply. To the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets, disability, or separation from service, as the case may be, under Section 409A(a)(2)(A) of the Code, (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise, or (iii) payment or distribution of such amount or benefit would not violate Section 409A. Any payment or distribution of deferred compensation that is subject to Section 409A that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise. It is intended that Awards

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under the Plan either will be exempt from Section 409A or will comply with Section 409A, and the Plan and Award Agreements will be construed and administered accordingly. Notwithstanding the foregoing, the Company makes no representations as to the specific tax treatment of any Award. Participants are solely responsible for any and all tax consequences resulting from an Award, including taxes due as a result of the grant, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Award. Neither the Company, nor its officers, directors nor employees, shall be responsible for, or have any liability for, any such taxes, penalties and interest.
(vii)Deferrals of Full Value Awards
The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to the terms, conditions, rules and procedures as it may establish or prescribe for such purpose and subject further to compliance with the applicable requirements of Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or other document as the Committee may determine, including any nonqualified deferred compensation plan maintained by the Company, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: the permissible times(s) and form(s) of payment of deferred amounts; the terms of any deferral elections by a Participant or of any deferral required by the Company; and the crediting of interest or dividend equivalents on deferred amounts. To the extent that any such deferral is effected in accordance with any separate nonqualified deferred compensation plan or other plan and such deferral is settled in Shares not otherwise authorized under such separate plan, such Shares shall be drawn from and charged against the Plan’s share reserve.
Section 7.Amendment and Termination

(a)Amendment and Termination of the Plan
Subject to Section 7(e), the Board may amend, alter, suspend, discontinue or terminate the Plan at any time. Any amendment to the Plan is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. Notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that would:
(i)require stockholder approval under the rules or regulations of the Securities and Exchange Commission, the Nasdaq Stock Market or any other securities exchange that are applicable to the Company;
(ii)increase the number of Shares authorized under the Plan as specified in Section 4(a) of the Plan;
(iii)increase the number of Shares or value subject to the limitations contained in Section 4(d) of the Plan or otherwise cause the Section 162(m) exemption for qualified performance-based compensation to become unavailable with respect to Awards granted under the Plan;
(iv)permit repricing of Options or Stock Appreciation Rights, which is prohibited by Section 3(a)(v) of the Plan;
(v)permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b) of the Plan; or
(vi)increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Sections 6(a)(ii) and 6(b) of the Plan.

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(b)Amendments to Awards and Award Agreements
Subject to Section 7(e), the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award or Award Agreement, prospectively or retroactively.
(c)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events

(i)Except as may be limited by Section 162(m) of the Code with respect to Awards intended to constitute Qualified Performance-Based Compensation, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c)) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(ii)The determination of the Committee (or its authorized delegate, if applicable) as to any adjustments made pursuant to subparagraphs (i) above shall be conclusive and binding on Participants under the Plan. By accepting an Award under the Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 7(c) without further consideration or action.

(d)Amendment to Conform to Law
Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award or Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan, Award or Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company. In addition, if any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Board may amend the Plan and the Committee may amend the applicable Award Agreements (or the Board and/or Committee may take any other action reasonably necessary) to avoid such adverse tax results and no action taken by the Board and/or Committee to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of the Participant or any holder of an Award or beneficiary thereof. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Section7(d) to the Plan, any Award or any Award Agreement without further consideration or action.
(e)Awards Previously Granted
Notwithstanding any other provision of the Plan to the contrary, no termination or amendment of the Plan, any Award or any Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, except as otherwise permitted under Sections 4(c), 7(c) and 7(d).
(f)Correction of Defects, Omissions and Inconsistencies
The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

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Section 8.Change in Control

(a)Vesting Upon a Change in Control
Subject to Section 4(c), upon a Change in Control all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (i) and (ii) and below, unless otherwise provided for in an Award Agreement as determined in the Committee’s discretion. The immediately preceding sentence shall not apply the extent that another award meeting the requirements of Section 8(b) (“Replacement Award”) is provided to the Participant pursuant to Section 4(c) to replace an Award (“Replaced Award”) subject to subparagraphs (i) and (ii) below:
(i)Outstanding Awards Subject Solely to a Service Condition

(A)Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall become fully vested and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).
(B)Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

(ii)Outstanding Awards Subject to a Performance Condition

(A)Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied (x) based on actual performance, to the extent determinable, through the date immediately prior to the date of the Change in Control, with performance goals adjusted to reflect the truncated performance period and payable without proration or (y) as if target performance was achieved prorated to reflect the portion of the performance period that has elapsed through the date of the Change in Control, whichever shall result in the largest payout, and shall be settled in cash, Shares or a combination thereof, as

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determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(B)Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied (x) based on actual performance, to the extent determinable, through the date immediately prior to the date of the Change in Control, with performance goals adjusted to reflect the truncated performance period and payable without proration or (y) as if target performance was achieved prorated to reflect the portion of the performance period that has elapsed through the date of the Change in Control, whichever shall result in the greatest number of vested Options and/or Stock Appreciation Rights. Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change in Control and shall be settled cash within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

(b)Replacement Award

The following provisions will apply to Replacement Awards:
(i)An Award shall meet the conditions of this subparagraph (b)(i) (and hence qualify as a Replacement Award) if: (A) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (B) it has an intrinsic value at least equal to the value of the Replaced Award; (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (D) its terms and conditions comply with Section subparagraph (b)(ii) below; and (E) its other terms and conditions are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this paragraph (b)(i) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value.

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(ii)Upon a Qualifying Termination that occurs within the two-year period following a Change in Control, to the extent permitted under Code Section 409A and/or Code Section 83 to the extent applicable, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form (A) stock options or stock appreciation rights shall be fully exercisable and (B) awards (other than stock options or stock appreciation rights) the vesting of which depends on the satisfaction of a service condition shall be paid upon or within sixty (60) days of such Qualifying Termination, and (C) awards (other than stock options or stock appreciation rights) as to which vesting depends upon the satisfaction of one or more performance conditions, shall vest based on (1) actual performance, to the extent determinable, through the date immediately prior to the date of the Qualifying Termination, with performance goals adjusted to reflect the truncated performance period or (2) the assumption target performance is achieved with the number of such awards that would otherwise vest due to achievement of target performance prorated to reflect the portion of the performance period that has elapsed through the date of the Qualifying Termination, whichever shall result in the largest payout. Such vested award shall be settled in cash, Shares or a combination thereof, as determined pursuant to the applicable award agreement, within thirty (30) days following such Qualifying Termination (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), and (D) options and stock appreciation rights as to which vesting depends upon the satisfaction of one or more performance conditions, shall immediately vest based on (1) actual performance, to the extent determinable, through the date immediately prior to the date of the Qualifying Termination, with performance goals adjusted to reflect the truncated performance period or (2) the assumption target performance is achieved with the number of options and stock appreciation rights that would otherwise vest due to achievement of target performance prorated to reflect the portion of the performance period that has elapsed through the date of the Qualifying Termination, whichever shall result in the greatest number of vested options and/or stock appreciation rights and such vested options and/or stock appreciation rights shall be exercisable during the period specified in the applicable award agreement.
Section 9.Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent necessary to satisfy certain statutory withholding requirements to avoid adverse accounting treatment under ASC 718); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes; or (c) such other process as may be approved by the Committee from time to time. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

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Section 10.Clawback or Recoupment

All Awards under this Plan shall be subject to (a) forfeiture or other penalties under any clawback or recoupment policy of the Company in effect from time to time and (b) such forfeiture or penalty provisions as determined by the Committee and set forth in the applicable Award Agreement or forfeiture or clawback provisions imposed by law or required to be adopted by the Company.
Section 11.General Provisions

(a)No Rights to Awards
No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
(b)Award Agreements
Except for any Award that involves only the immediate issuance of unrestricted Shares, no Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company. An Award agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
(c)Plan Provisions Control
In the event that any provision of an Award Agreement directly conflicts with or is inconsistent with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(d)No Rights of Stockholders
Except with respect to Restricted Stock, Stock Awards and certain types of stock-based Performance Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.
(e)No Limit on Other Compensation Plans or Arrangements
Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.
(f)No Right to Employment or Directorship
The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or remove a Director who is a Participant free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any

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person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(g)Governing Law
The internal law, and not the law of conflicts, of the State of Washington, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.
(h)Severability
If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(i)No Trust or Fund Created
Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(j)Other Benefits
No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.
(k)No Fractional Shares
No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.
(l)Headings
Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 12.Effective Date of the Plan

The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on May 2, 2017, and the Plan shall be effective as of the date of such stockholder approval.

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Section 13.Term of the Plan

Awards shall be granted under the Plan only during a 10-year period beginning on the Effective Date, or if the Plan is terminated earlier pursuant to Section 7(a) of the Plan, during the period beginning on the Effective Date and ending on such date of termination of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

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